SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 20, 2006

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

                                Delaware           001-14387            06-1522496
                                    Delaware               001-13663            06-1493538
  (States or Other Jurisdiction   (Commission file Numbers)         (IRS Employer
                 of Incorporation)                    Identification Nos.)

Five Greenwich Office Park, Greenwich, CT        06831
        (Address of Principal Executive Offices)         (Zip Code)

Registrants' telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2006, Calyon New York Branch (“Calyon”), The Bank of Nova Scotia (“Scotia”), Atlantic Asset Securitization Corp. (“Atlantic”), Liberty Street Funding Corp. (“Liberty Street”), United Rentals Receivables LLC II (the “SPV”), United Rentals, Inc. (the “Company”) and United Rentals (North America), Inc., United Rentals Northwest, Inc., United Rentals Southeast, L.P., and United Equipment Rentals Gulf, L.P. (collectively the “originators”) entered into certain amendments to (i) the Purchase and Contribution Agreement, dated as of May 31, 2005, between the Originators, the Company and the SPV; and (ii) the Receivables Purchase Agreement, dated as of May 31, 2005, between the SPV, as Seller, the Company, Atlantic and Liberty Street, as Purchasers, Calyon, as a bank, as purchaser agent for Atlantic and as administrative agent, and Scotia, as a bank and as purchase agent for Liberty, (collectively the “First Omnibus Amendment”). The First Omnibus Amendment, among other things, provides for an increase in the accounts receivable securitization facility from $200 million to $300 million and an extension of the term from May 29, 2009 to October 20, 2011. In connection with entering into the First Omnibus Amendment, the Company also agreed upon a modified pricing structure triggered off of the Company’s funded debt to cash flow ratio, as defined in the Company’s senior secured credit facility, rather than off of the Company’s senior secured debt rating.  A copy of the First Omnibus Amendment is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth in Item 1.01 above, which is incorporated by reference herein.

Item 8.01. Other Events.

On October 26, 2006, the Company issued the press release attached as Exhibit 99.1 hereto. The Company announced in the press release the redemption, effective November 30, 2006, of an additional $12.7 million of its 6½% Convertible Quarterly Income Preferred Securities (“QUIPS”). The second and fourth paragraphs of the press release are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

10.1	First Omnibus Amendment, dated October 20, 2006, to the Purchase and Contribution Agreement, dated as of May 31, 2005 and the Receivables Purchase Agreement, dated as of May 31, 2005

99.1    Press release issued by United Rentals, Inc. on October 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 26th day of October, 2006.

                            UNITED RENTALS, INC.

                            By:/s/ Martin E. Welch
                            Name: Martin E. Welch
                            Title:   Chief Financial Officer

                            UNITED RENTALS (NORTH AMERICA), INC.

                            By:/s/ Martin E. Welch
                            Name: Martin E. Welch
                            Title:   Chief Financial Officer